Exhibit 99.1

Cathay General Bancorp Announces Fourth Quarter and Full Year 2015 Results

LOS ANGELES, Jan. 20, 2016 /PRNewswire/ -- Cathay General Bancorp (the "Company", NASDAQ: CATY), the holding company for Cathay Bank, today announced net income of $41.4 million, or $0.51 per share, for the fourth quarter and net income of $161.1 million, or $1.98 per share, for the year ended December 31, 2015.

FINANCIAL PERFORMANCE

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income	$41.4 million	$35.6 million	$161.1 million	$137.8 million
Basic earnings per common share	$0.51	$0.45	$2.00	$1.73
Diluted earnings per common share	$0.51	$0.44	$1.98	$1.72
Return on average assets	1.27%	1.27%	1.34%	1.26%
Return on average total stockholders' equity	9.40%	8.86%	9.52%	8.95%
Efficiency ratio	49.22%	42.96%	49.15%	45.48%

FULL YEAR HIGHLIGHTS

  Diluted earnings per share increased 15.9% to $0.51 per share for the fourth quarter of 2015 compared to $0.44 per share for the same quarter a year ago.
  Total loans increased $1.2 billion, or 14.0%, excluding loans held for sale, during 2015, to $10.2 billion at December 31, 2015, compared to $8.9 billion at December 31, 2014.

"In the fourth quarter, our deposits grew $271 million to $10.51 billion while loans grew $124 million to $10.16 billion. Excluding the loans and deposits from Asia Bank, our loan growth for 2015 was $830 million, or 9.3%, and our deposit growth for 2015 was $1.31 billion, or 14.9%," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"We increased the dividend a second time during 2015 to $.18 per share paid in December 2015. During the fourth quarter we repurchased 282,000 shares as part of our overall capital management efforts," concluded Dunson Cheng.

FOURTH QUARTER INCOME STATEMENT REVIEW

Net income for the quarter ended December 31, 2015, was $41.4 million, an increase of $5.8 million, or 16.5%, compared to net income of $35.6 million for the same quarter a year ago. Diluted earnings per share for the quarter ended December 31, 2015, was $0.51 compared to $0.44 for the same quarter a year ago.

Return on average stockholders' equity was 9.40% and return on average assets was 1.27% for the quarter ended December 31, 2015, compared to a return on average stockholders' equity of 8.86% and a return on average assets of 1.27% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $11.6 million, or 13.3%, to $99.4 million during the fourth quarter of 2015 compared to $87.8 million during the same quarter a year ago. The increase was due primarily to the increase in interest income from loans and investment securities, and the decrease in interest expense from securities sold under agreements to repurchase partially offset by the increase in interest expense from time deposits.

The net interest margin was 3.30% for the fourth quarter of 2015 compared to 3.36% in the third quarter of 2015, and compared to 3.36% for the fourth quarter of 2014. The decrease in the net interest margin was due primarily to higher interest bearing cash on deposit with the Federal Reserve Bank.

For the fourth quarter of 2015, the yield on average interest-earning assets was 3.97%, the cost of funds on average interest-bearing liabilities was 0.89%, and the cost of interest bearing deposits was 0.69%. In comparison, for the fourth quarter of 2014, the yield on average interest-earning assets was 4.06%, the cost of funds on average interest-bearing liabilities was 0.93%, and the cost of interest bearing deposits was 0.66%. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, decreased to 3.08% for the quarter ended December 31, 2015, from 3.13% for the same quarter a year ago.

Provision for credit losses

Provision for credit losses was a credit of $3.0 million for the fourth quarter of 2015 compared to a credit of $2.0 million for the fourth quarter of 2014. The provision for credit losses was based on the review of the appropriateness of the allowance for loan losses at December 31, 2015. The provision or reversal for credit losses represents the charge against or benefit toward current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
	(In thousands)
Charge-offs:
Commercial loans	$ 9,672	$ 283	$ 16,426	$ 7,875
Construction loans	-	4,934	-	6,747
Real estate loans (1)	227	4,286	4,001	7,613
Total charge-offs	9,899	9,503	20,427	22,235
Recoveries:
Commercial loans	$ 1,534	867	4,618	12,517
Construction loans	39	2,409	202	2,547
Real estate loans (1)	213	449	4,549	5,861
Installment and other loans	-	-	-	13
Total recoveries	1,786	3,725	9,369	20,938
Net charge-offs	$ 8,113	$ 5,778	$ 11,058	$ 1,297

(1) Real estate loans include commercial mortgage loans, residential mortgage loans, and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $9.4 million for the fourth quarter of 2015, an increase of $1.4 million, or 17.3%, compared to $8.0 million for the fourth quarter of 2014. Increases in non-interest income were primarily due to increases in venture capital investment income of $1.0 million, in other fees on loans of $0.5 million, offset by decreases in commission on foreign exchange transactions of $0.8 million.

Non-interest expense

Non-interest expense increased $12.4 million, or 30.2%, to $53.5 million in the fourth quarter of 2015 compared to $41.1 million in the same quarter a year ago. The increase in non-interest expense in the fourth quarter of 2015 was primarily due to increases of $8.2 million in amortization of investments in affordable housing and alternative energy partnerships, $1.7 million in salaries and employee benefits, $0.9 million in other real estate owned expenses, $0.9 million in other operating expenses, and $0.6 million increase in occupancy expenses. The efficiency ratio was 49.2% in the fourth quarter of 2015 compared to 43.0% for the same quarter a year ago.

Income taxes

The effective tax rate for the fourth quarter of 2015 was 28.8% compared to 37.1% for the fourth quarter of 2014. The effective tax rate includes the impact of the utilization of low income housing tax credits and alternative energy tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, were $10.2 billion at December 31, 2015, an increase of $1.2 billion, or 14.0%, from $8.9 billion at December 31, 2014, primarily due to increases of $814.8 million, or 18.2%, in commercial mortgage loans, $362.3 million, or 23.1%, in residential mortgage loans, and $142.9 million, or 47.8%, in real estate construction loans partially offset by decreases of $65.6 million, or 2.8%, in commercial loans. These figures include total gross loans of $419.7 million from merger of Asia Bank on July 31, 2015. The changes in loan balances and composition from December 31, 2014, are presented below:

	December 31, 2015	December 31, 2014	% Change
	(Dollars in thousands)
Commercial loans	$ 2,316,863	$ 2,382,493	(3)
Residential mortgage loans	1,932,355	1,570,059	23
Commercial mortgage loans	5,301,218	4,486,443	18
Equity lines	168,980	172,879	(2)
Real estate construction loans	441,543	298,654	48
Installment & other loans	2,493	3,552	(30)

Gross loans	$ 10,163,452	$ 8,914,080	14

Allowance for loan losses	(138,963)	(161,420)	(14)
Unamortized deferred loan fees	(8,262)	(12,392)	(33)

Total loans, net	$ 10,016,227	$ 8,740,268	15
Loans held for sale	$ 6,676	$ 973	586

Total deposits were $10.5 billion at December 31, 2015, an increase of $1.7 billion, or 19.6%, from $8.8 billion at December 31, 2014, primarily due to a $718.0 million, or 16.8%, increase in time deposits, a $368.1 million, or 22.1%, increase in non-interest-bearing demand deposits, a $367.5 million, or 23.9% increase in money market deposits, a $187.7 million, or 24.1% increase in NOW deposits, and a $84.2 million, or 15.8% increase in savings deposits. These figures include total deposits of $420.6 million from merger of Asia Bank on July 31, 2015. The changes in deposit balances and composition from December 31, 2014, are presented below:

	December 31, 2015	December 31, 2014	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 2,033,048	$ 1,664,914	22
NOW deposits	966,404	778,691	24
Money market deposits	1,905,719	1,538,187	24
Savings deposits	618,164	533,940	16
Time deposits	4,985,752	4,267,728	17
Total deposits	$ 10,509,087	$ 8,783,460	20

ASSET QUALITY REVIEW

At December 31, 2015, total non-accrual loans were $52.1 million, a decrease of $18.1 million, or 25.7%, from $70.2 million at December 31, 2014.

The allowance for loan losses was $139.0 million and the allowance for off-balance sheet unfunded credit commitments was $1.5 million at December 31, 2015, which represented the amount believed by management to be appropriate to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The $139.0 million allowance for loan losses at December 31, 2015, decreased $22.4 million, or 13.9%, from $161.4 million at December 31, 2014. The allowance for loan losses represented 1.37% of period-end gross loans, and 266.6% of non-performing loans at December 31, 2015. The comparable ratios were 1.81% of period-end gross loans, excluding loans held for sale, and 230.1% of non-performing loans at December 31, 2014. The changes in non-performing assets and troubled debt restructurings at December 31, 2015, compared to December 31, 2014, and to September 30, 2015, are highlighted below:

(Dollars in thousands)	December 31, 2015	December 31, 2014	% Change	September 30, 2015	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ -	$ -	-	$ 2,573	(100)
Non-accrual loans:
Construction loans	16,306	19,963	(18)	16,579	(2)
Commercial real estate loans	25,231	35,606	(29)	33,214	(24)
Commercial loans	3,545	6,983	(49)	14,758	(76)
Residential mortgage loans	7,048	7,611	(7)	6,690	5
Total non-accrual loans:	$ 52,130	$ 70,163	(26)	$ 71,241	(27)
Total non-performing loans	52,130	70,163	(26)	73,814	(29)
Other real estate owned	24,701	31,477	(22)	26,326	(6)
Total non-performing assets	$ 76,831	$ 101,640	(24)	$ 100,140	(23)
Accruing troubled debt restructurings (TDRs)	$ 81,680	$ 104,356	(22)	$ 89,881	(9)
Non-accrual loans held for sale	$ 5,944	$ 973	511	$ -	100

Allowance for loan losses	$ 138,963	$ 161,420	(14)	$ 150,076	(7)
Allowance for off-balance sheet credit commitments	1,494	1,949	(23)	1,421	5
Allowance for credit losses	$ 140,457	$ 163,369	(14)	$ 151,497	(7)

Total gross loans outstanding, at period-end (1)	$ 10,163,452	$ 8,914,080	14	$ 10,039,932	1

Allowance for loan losses to non-performing loans, at period-end (2)	266.57%	230.06%		203.32%
Allowance for loan losses to gross loans, at period-end (1)	1.37%	1.81%		1.49%

(1) Excludes loans held for sale at period-end.
(2) Excludes non-accrual loans held for sale at period-end.

Troubled debt restructurings on accrual status totaled $81.7 million at December 31, 2015, compared to $104.4 million at December 31, 2014. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets, excluding non-accrual loans held for sale, to total assets was 0.6% at December 31, 2015, compared to 0.9% at December 31, 2014. Total non-performing assets decreased $24.8 million, or 24.4%, to $76.8 million at December 31, 2015, compared to $101.6 million at December 31, 2014, primarily due to a $18.1 million, or 25.7%, decrease in non-accrual loans and a $6.8 million, or 21.5%, decrease in other real estate owned.

CAPITAL ADEQUACY REVIEW

At December 31, 2015, the Company's common equity Tier 1 capital ratio of 12.93%, Tier 1 risk-based capital ratio of 14.01%, total risk-based capital ratio of 15.28%, and Tier 1 leverage capital ratio of 11.95%, calculated under the new Basel III capital rules that became effective January 1, 2015, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a common equity tier 1 capital ratio equal to or greater than 6.5%, a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2014, the Company's Tier 1 risk-based capital ratio was 14.96%, total risk-based capital ratio was 16.22%, and Tier 1 leverage capital ratio was 12.99% calculated based on the prior Basel I capital rules.

FULL YEAR REVIEW

Net income was $161.1 million for the year ended December 31, 2015, an increase of $23.3 million, or 16.9%, compared to net income of $137.8 million for the year ended December 31, 2014 due primarily to increases in net interest income, decreases in costs associated with debt redemption and increases in venture capital investment income partially offset by decreases in securities gains, increases in operation expenses from amortization of investments in affordable housing and alternative energy partnerships, increases in occupancy expenses and computer and equipment expenses. Diluted earnings per share for the year ended December 31, 2015, was $1.98 compared to $1.72 for the year ended December 31, 2014. The net interest margin for the year ended December 31, 2015, was 3.39% compared to 3.35% for the year ended December 31, 2014.

Return on average stockholders' equity was 9.52% and return on average assets was 1.34% for the year ended December 31, 2015, compared to a return on average stockholders' equity of 8.95% and a return on average assets of 1.26% for the year ended December 31, 2014. The efficiency ratio for the year ended December 31, 2015, was 49.15% compared to 45.48% for the year ended December 31, 2014.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its fourth quarter and year end 2015 financial results. The call will begin at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-855-761-3186 and enter Conference ID 21393988. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 33 branches in California, 12 branches in New York State, three in the Chicago, Illinois area, three in Washington State, two in Texas, one in Maryland, one in Massachusetts, one in Nevada, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "predicts," "potential," "possible," "optimistic," "seeks," "shall," "should," "will," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"); higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2014 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

CATHAY GENERAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	Three months ended December 31,			Year ended December 31,
(Dollars in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$ 99,416	$ 87,751	13	$ 379,742	$ 342,781	11
Reversal for credit losses	(3,000)	(2,000)	50	(11,400)	(10,800)	6
Net interest income after reversal for credit losses	102,416	89,751	14	391,142	353,581	11
Non-interest income	9,350	7,973	17	32,674	40,527	(19)
Non-interest expense	53,533	41,125	30	202,720	174,313	16
Income before income tax expense	58,233	56,599	3	221,096	219,795	1
Income tax expense	16,787	21,021	(20)	59,987	81,965	(27)
Net income	$ 41,446	$ 35,578	16	161,109	137,830	17

Net income per common share
Basic	$ 0.51	$ 0.45	13	$ 2.00	$ 1.73	16
Diluted	$ 0.51	$ 0.44	16	$ 1.98	$ 1.72	15

Cash dividends paid per common share	$ 0.18	$ 0.10	80	$ 0.56	$ 0.29	93

SELECTED RATIOS
Return on average assets	1.27%	1.27%	-	1.34%	1.26%	6
Return on average total stockholders' equity	9.40%	8.86%	6	9.52%	8.95%	6
Efficiency ratio	49.22%	42.96%	15	49.15%	45.48%	8
Dividend payout ratio	35.21%	22.40%	57	28.11%	16.76%	68

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	3.97%	4.06%	(2)	4.06%	4.10%	(1)
Total interest-bearing liabilities	0.89%	0.93%	(4)	0.88%	0.97%	(9)
Net interest spread	3.08%	3.13%	(2)	3.18%	3.13%	2
Net interest margin	3.30%	3.36%	(2)	3.39%	3.35%	1

CAPITAL RATIOS	December 31, 2015 *	December 31, 2014	September 30, 2015
Common Equity Tier 1 capital ratio	12.93%	n/a	12.89%
Tier 1 risk-based capital ratio	14.01%	14.96%	13.98%
Total risk-based capital ratio	15.28%	16.22%	15.25%
Tier 1 leverage capital ratio	11.95%	12.99%	12.24%

* Basel III rules became effective January 1, 2015, with transitional provisions. 2014 data is based on Basel I rules.

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except share and per share data)	December 31, 2015	December 31, 2014	% change

Assets
Cash and due from banks	$ 180,130	$ 176,830	2
Short-term investments and interest bearing deposits	536,880	489,614	10
Securities available-for-sale (amortized cost of $1,595,723 in 2015 and $1,324,408 in 2014)
	1,586,352	1,318,935	20
Loans held for sale	6,676	973	586
Loans	10,163,452	8,914,080	14
Less: Allowance for loan losses	(138,963)	(161,420)	(14)
Unamortized deferred loan fees, net	(8,262)	(12,392)	(33)
Loans, net	10,016,227	8,740,268	15
Federal Home Loan Bank stock	17,250	30,785	(44)
Other real estate owned, net	24,701	31,477	(22)
Affordable housing investments and alternative energy partnerships, net	182,943	104,579	75
Premises and equipment, net	108,924	99,682	9
Customers' liability on acceptances	40,335	35,656	13
Accrued interest receivable	30,558	25,364	20
Goodwill	372,189	316,340	18
Other intangible assets, net	3,677	3,237	14
Other assets	147,284	143,106	3

Total assets	$ 13,254,126	$ 11,516,846	15

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 2,033,048	$ 1,664,914	22
Interest-bearing deposits:
NOW deposits	966,404	778,691	24
Money market deposits	1,905,719	1,538,187	24
Savings deposits	618,164	533,940	16
Time deposits	4,985,752	4,267,728	17
Total deposits	10,509,087	8,783,460	20

Securities sold under agreements to repurchase	400,000	450,000	(11)
Advances from the Federal Home Loan Bank	275,000	425,000	(35)
Other borrowings for affordable housing investments	18,593	19,934	(7)
Long-term debt	119,136	119,136	-
Acceptances outstanding	40,335	35,656	13
Other liabilities	144,197	80,772	79
Total liabilities	11,506,348	9,913,958	16
Commitments and contingencies	-	-	-
Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 87,002,931 issued and 80,806,116 outstanding at December 31, 2015, and 84,022,118 issued and 79,814,553 outstanding at December 31, 2014

	870	840	4
Additional paid-in-capital	880,822	789,519	12
Accumulated other comprehensive loss, net	(8,426)	(5,569)	51
Retained earnings	1,059,660	943,834	12
Treasury stock, at cost (6,196,815 shares at December 31, 2015, and 4,207,565 at December 31, 2014)
	(185,148)	(125,736)	47

Total equity	1,747,778	1,602,888	9
Total liabilities and equity	$ 13,254,126	$ 11,516,846	15

Book value per common share	$21.46	$20.00	7
Number of common shares outstanding	80,806,116	79,814,553	1

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 112,583	$ 100,103	$ 427,621	$ 390,440
Investment securities	6,261	4,848	21,523	24,237
Federal Home Loan Bank stock	382	595	3,164	1,974
Deposits with banks	293	497	1,398	1,996

Total interest and dividend income	119,519	106,043	453,706	418,647

INTEREST EXPENSE
Time deposits	11,122	8,956	39,443	35,111
Other deposits	3,435	2,832	12,445	10,658
Securities sold under agreements to repurchase	3,977	4,954	15,813	24,685
Advances from Federal Home Loan Bank	113	94	487	943
Long-term debt	1,456	1,455	5,776	4,467
Short-term borrowings	-	1	-	2

Total interest expense	20,103	18,292	73,964	75,866

Net interest income before reversal for credit losses	99,416	87,751	379,742	342,781
Reversal for credit losses	(3,000)	(2,000)	(11,400)	(10,800)

Net interest income after reversal for credit losses	102,416	89,751	391,142	353,581

NON-INTEREST INCOME
Securities gains/(losses), net	20	(79)	(3,349)	6,748
Letters of credit commissions	1,431	1,496	5,545	6,043
Depository service fees	1,345	1,289	5,348	5,288
Other operating income	6,554	5,267	25,130	22,448

Total non-interest income	9,350	7,973	32,674	40,527

NON-INTEREST EXPENSE
Salaries and employee benefits	22,156	20,421	89,960	89,893
Occupancy expense	4,599	4,043	17,018	15,735
Computer and equipment expense	2,555	2,486	11,338	9,793
Professional services expense	6,274	6,224	23,504	22,634
FDIC and State assessments	2,180	2,104	9,087	8,796
Marketing expense	1,349	1,404	4,926	4,126
Other real estate owned expense/(income)	253	(675)	(800)	(1,304)
Amortization of investments in low income housing and alternative energy partnerships	10,058	1,864	33,335	6,990
Amortization of core deposit intangibles	174	209	667	719
Cost associated with debt redemption	-	-	-	3,348
Other operating expense	3,935	3,045	13,685	13,583

Total non-interest expense	53,533	41,125	202,720	174,313

Income before income tax expense	58,233	56,599	221,096	219,795
Income tax expense	16,787	21,021	59,987	81,965
Net income	$ 41,446	$ 35,578	161,109	137,830
Net income per common share:
Basic	$ 0.51	$ 0.45	$ 2.00	$ 1.73
Diluted	$ 0.51	$ 0.44	$ 1.98	$ 1.72

Cash dividends paid per common share	$ 0.18	$ 0.10	$ 0.56	$ 0.29
Basic average common shares outstanding	80,981,582	79,727,948	80,563,577	79,661,571
Diluted average common shares outstanding	81,857,429	80,163,504	81,294,796	80,106,895

CATHAY GENERAL BANCORP
AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

	Three months ended,
(In thousands)	December 31, 2015		December 31, 2014		September 30, 2015

Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$ 10,091,207	4.43%	$ 8,846,861	4.49%	$ 9,855,450	4.43%
Taxable investment securities	1,499,861	1.66%	1,292,589	1.49%	1,488,655	1.64%
FHLB stock	17,250	8.79%	32,747	7.21%	17,250	12.05%
Deposits with banks	327,948	0.35%	199,519	0.99%	149,153	0.69%

Total interest-earning assets	$ 11,936,266	3.97%	$ 10,371,716	4.06%	$ 11,510,508	4.03%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 924,423	0.16%	$ 763,021	0.17%	$ 880,209	0.17%
Money market deposits	1,802,341	0.62%	1,517,485	0.59%	1,721,394	0.60%
Savings deposits	615,778	0.16%	548,258	0.18%	632,466	0.15%
Time deposits	5,067,000	0.87%	4,252,265	0.84%	4,868,908	0.85%
Total interest-bearing deposits	$ 8,409,542	0.69%	$ 7,081,029	0.66%	$ 8,102,977	0.67%
Securities sold under agreements to repurchase	400,000	3.94%	508,696	3.86%	400,000	3.94%
Other borrowed funds	67,609	0.66%	85,806	0.44%	114,998	0.57%
Long-term debt	119,136	4.85%	119,136	4.85%	119,136	4.85%
Total interest-bearing liabilities	8,996,287	0.89%	7,794,667	0.93%	8,737,111	0.87%

Non-interest-bearing demand deposits	1,993,135		1,646,084		1,795,938

Total deposits and other borrowed funds	$ 10,989,422		$ 9,440,751		$ 10,533,049

Total average assets	$ 12,919,839		$ 11,136,124		$ 12,436,281
Total average equity	$ 1,748,825		$ 1,593,361		$ 1,735,149

	Year ended,
(In thousands)	December 31, 2015		December 31, 2014

Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$ 9,593,448	4.46%	$ 8,532,248	4.58%
Taxable investment securities	1,378,641	1.56%	1,417,007	1.71%
FHLB stock	21,480	14.73%	29,487	6.69%
Deposits with banks	192,763	0.73%	242,037	0.82%

Total interest-earning assets	$ 11,186,332	4.06%	$ 10,220,779	4.10%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 860,513	0.16%	$ 721,435	0.17%
Money market deposits	1,677,065	0.60%	1,407,053	0.61%
Savings deposits	590,987	0.15%	532,184	0.15%
Time deposits	4,673,862	0.84%	4,257,736	0.82%
Total interest-bearing deposits	$ 7,802,427	0.67%	$ 6,918,408	0.66%
Securities sold under agreements to repurchase	400,822	3.95%	629,315	3.92%
Other borrowed funds	105,367	0.46%	146,120	0.65%
Long-term debt	119,136	4.85%	119,785	3.73%
Total interest-bearing liabilities	8,427,752	0.88%	7,813,628	0.97%

Non-interest-bearing demand deposits	1,781,981		1,535,461

Total deposits and other borrowed funds	$ 10,209,733		$ 9,349,089

Total average assets	$ 12,056,531		$ 10,974,890
Total average equity	$ 1,692,826		$ 1,540,564

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

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CONTACT: Heng W. Chen, (626) 279-3652